NAVITAS SEMICONDUCTOR CORPORATION
2021 EQUITY INCENTIVE PLAN
PERFORMANCE SHARE AWARD GRANT NOTICE
Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), pursuant to its 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”) an award of performance shares (the “Performance Shares”). This award of Performance Shares is subject to all of the terms and conditions set forth in this Grant Notice, including Exhibit A attached hereto, the Performance Shares Agreement attached hereto (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined in this Grant Notice or the Agreement, capitalized terms used in this Grant Notice or the Agreement shall have the meanings ascribed to them in the Plan.

Participant:	[_____________]
Date of Grant:	[_____________]
Performance Period:	October 6, 2026 through October 5, 2028
Total Number of Performance Shares:	[_____________] Performance Shares
Settlement of Award:
The Award of Performance Shares is subject to restrictions and will be deemed earned and in installments based on (1) the Participant’s continuous Service with the Company, and (2) on the achievement of the milestones set forth on Exhibit A, in the amounts and on the due dates set forth therein (each a “Milestone”).

As soon as practicable following the Committee’s written determination that a Milestone has been achieved, and in any event within the Short-Term Deferral Period described in Section 15.1 of the Plan, each earned Performance Share shall be settled by issuance of one (1) share of Stock, subject to applicable tax withholding and the other terms of the Agreement.

Termination:	Upon termination of Participant’s Service, the unearned Performance Shares will be forfeited in accordance with Section 5.1 of the Agreement and the Terms of the Plan.
By the Participant’s signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant acknowledges receipt of, and represents that the Participant has read and is familiar with, the Plan, the Agreement and this Grant Notice, has had an opportunity to obtain the advice of counsel before executing this Grant Notice and accepts the Award subject to all of their terms. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Agreement or this Grant Notice. The Participant further authorizes the Company to satisfy applicable tax withholding obligations by withholding shares otherwise issuable upon settlement, directing a broker-assisted sale or using any other method permitted by the Agreement and the Plan.

NAVITAS SEMICONDUCTOR CORPORATION		PARTICIPANT:
By:		By:
Print Name:	Chris Allexandre	Print Name:
Title:	President and Chief Executive Officer

NAVITAS SEMICONDUCTOR CORPORATION
PERFORMANCE SHARES AGREEMENT
(U.S. Participants)
Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), has granted to the Participant named in the Performance Share Award Grant Notice (the “Grant Notice”) to which this Performance Shares Agreement (this “Agreement”) is attached an Award of Performance Shares pursuant to Section 10 of the Plan (each, a “Performance Share”), subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Navitas Semiconductor Corporation 2021 Equity Incentive Plan (the “Plan”), as amended, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan, including the satisfaction of any of the milestones set forth on Exhibit A (the “Milestones” and each a “Milestone”).
1. DEFINITIONS AND CONSTRUCTION.
1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2. ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3. THE AWARD.
3.1 Grant of Performance Shares. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Performance Shares set forth in the Grant Notice, subject to adjustment as provided in Section 9 and the restrictions set forth on the Grant Notice. Each Performance Share has an initial value equal to the Fair Market Value of one (1) share of Stock on the Date of Grant. Subject to satisfaction of the applicable Milestone set forth in Section 4, each earned Performance Share shall be settled in one (1) share of Stock in accordance with Section 6.1.
3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Performance

Shares or shares of Stock issued upon settlement of the Performance Shares, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Performance Shares.
4. EARNING OF PERFORMANCE SHARES.
Subject to the Participant’s continuous Service, the Performance Shares attributable to each Milestone shall become earned and nonforfeitable upon the Committee’s written determination promptly that any Milestone has been achieved in accordance with the terms of Exhibit A and pursuant to Sections 10.3 through 10.5(a) of the Plan
5. FORFEITURE OF UNEARNED PERFORMANCE SHARES.
5.1 Forfeiture upon Termination of Service. Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit all Performance Shares for which any Milestone has not been achieved as of the time of such termination (“Unearned Performance Shares”), and the Participant shall not be entitled to any payment therefor, in Stock or otherwise. For the avoidance of doubt, Performance Shares for which the applicable Milestone was achieved before the Participant’s termination of Service shall not be forfeited solely because the Committee determines or certifies achievement after such termination.
5.2 Adjustments. The Award, including the number and kind of Performance Shares and shares of Stock subject to the Award and the applicable performance criteria, shall be subject to adjustment in accordance with Section 4.3 of the Plan. Any such adjustment shall be determined by the Committee in accordance with the Plan and shall be final, binding and conclusive.

6. SETTLEMENT OF THE AWARD.
6.1 Issuance of Shares of Stock. Subject to the provisions of Section 6.3, the Company shall issue to the Participant, as soon as practicable following the Committee’s written determination that the applicable Milestone has been achieved and in any event within the Short-Term Deferral Period described in Section 15.1 of the Plan, one (1) share of Stock for each earned Performance Share attributable to such Milestone (the date of such issuance, the “Settlement Date”); provided, however, that if the tax withholding obligations of a Participating Company, if any, will not be satisfied by the share withholding method described in Section 7.3 and the Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the earned Performance Shares would violate the Trading Compliance Policy of the Company, then settlement of such Performance Shares shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event no later than the end of such Short-Term Deferral Period. Shares of Stock issued in settlement of Performance Shares shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.
6.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

7. TAX WITHHOLDING.
7.1 In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the earning of Performance Shares or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant. With respect to any Participant that is deemed to be an independent contractor rather than an employee, all tax-related payments associated with the grant, earning or issuance of shares of Stock shall be the sole responsibility of that Participant.
7.2 Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Performance Shares.
7.3 Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States, or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost. Any determination by the Company with respect to whether to permit the withholding of shares of Stock to satisfy the tax withholding obligation shall be made by the Committee if the Participant is subject to Section 16 of the Exchange Act.
8. EFFECT OF CHANGE IN CONTROL.
Notwithstanding anything to the contrary in this Agreement, if, during the Earnout Period, the Company or the Surviving Company undergoes a Change of Control, in each case as defined in the Merger Agreement (as defined on Exhibit A), then, effective immediately prior to and contingent upon the consummation thereof, each Milestone, including each Milestone thereof, that has not then been achieved shall be deemed achieved in full and the Performance Shares attributable thereto shall become earned and nonforfeitable. Settlement of such Performance Shares shall remain subject to Sections 13 and 15.4(f) of the Plan.
9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
The Award shall be subject to and treated as set forth in Section 4.3 of the Plan.

10. RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.
The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
11. LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
12. COMPLIANCE WITH SECTION 409A.
This Agreement is intended to comply with the limitations and requirements of Section 409A of the Code, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (the “Nonqualified Deferred Compensation Rules”), or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under the Nonqualified Deferred Compensation Rules. To the extent the Committee determines that this Award may not be exempt from the Nonqualified Deferred Compensation Rules, then, it is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of the Nonqualified Deferred Compensation Rules (as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting compliance with or an exemption from Section 409A, the following shall apply:
12.1 Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes Section 409A Deferred Compensation shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”). Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no Section 409A Deferred Compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed

Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

12.2 Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
12.3 Separate Payments. For purposes of Section 409A, the Participant’s right to receive payment with respect to each Milestone shall be treated as a right to a separate payment.
12.4 Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with or be exempt from the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
12.5 Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
13. MISCELLANEOUS PROVISIONS.
13.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
13.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Performance Shares subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a) Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
(b) Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).
13.6 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
13.7 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
13.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

EXHIBIT A
PERFORMANCE SHARE EARNING METHODOLOGY
[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]